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                                  EXHIBIT 10.8


                     EXECUTIVE SALARY CONTINUATION AGREEMENT


         THIS EXECUTIVE SALARY CONTINUATION AGREEMENT ("Agreement") is made and entered into this ________________ day of __________, 1999, by and between Capital Corporation of the West, a California corporation and County Bank, a California banking corporation on the one hand (collectively the "Bank"), their successors or assigns, and ___________________________________ on the other hand (the "Executive").
                              W I T N E S S E T H:

         WHEREAS, the Executive is employed by the Bank as its

    [Position]                   ; and       [Title]                 ;
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         WHEREAS, the experience of the Executive, his knowledge of the affairs of the Bank, and his reputation and contacts in the banking industry are so valuable that assurance of his continued service is essential for the future growth and profitability of the Bank and it is in the best interests of the Bank to arrange terms of continued employment for the Executive so as to reasonably assure his remaining in the Bank's employment during his lifetime or until the age of retirement; and

         WHEREAS, it is the desire of the Bank that the Executive's services be retained as herein provided; and

         WHEREAS, the Executive is willing to continue in the employ of the Bank provided the Bank agrees to pay the Executive or his beneficiaries certain benefits in accordance with the terms and conditions hereinafter set forth;


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         NOW, THEREFORE, in consideration of the services to be performed in the future as well as the mutual promises and covenants herein contained, it is hereby agreed as follows:

                                   ARTICLE 1.

         1.1. BENEFICIARY. The term Beneficiary shall mean the person or persons whom the Executive shall designate in writing to receive the benefits provided hereunder.

         1.2. DISABILITY. If the Executive is covered by a Bank-sponsored disability insurance policy, the definition of disability shall be as defined in such policy without regard to any waiting period. If Executive is not covered by a Bank-sponsored disability policy, the term disability shall mean the inability of the Executive to perform the duties and responsibilities of his position with the Bank in a normal and regular manner, due to mental or physical illness or injury, for a period of ninety (90) consecutive days, or for fifty percent (50%) or more of the normal working days during a period of one hundred eighty (180) consecutive days. Determination of the Executive's disability shall be made by the Bank's Board of Directors, which determination shall not be unreasonable or arbitrary and shall be supported by medical opinion. In the event Executive is also a director of the Bank, the Executive shall be ineligible to participate in such disability determination. Executive shall, if requested by the Bank's Board of Directors, submit to a mental or physical examination to assist the Board of Directors in making its determination of disability hereunder. The psychiatrist or physician performing such examination shall be selected by the Bank and Executive, or the Executive's representative if Executive is not able to participate in such selection.

         1.3 NAMED FIDUCIARY AND PLAN ADMINISTRATOR. The Named Fiduciary and Plan Administrator of this plan shall be the Bank.


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         1.4 CHANGE OF CONTROL. A "Change of Control" shall be deemed to have occurred if (i) a tender offer shall be made and consummated for the ownership of 25% or more of the outstanding voting securities of the Bank;
(ii) the Bank shall be merged or consolidated with another bank or corporation and as a result of such merger or consolidation less than 75% of the outstanding voting securities of the surviving or resulting bank or corporation shall be owned in the aggregate by the former shareholders of the Bank, other than affiliates (within the meaning of the Securities Exchange
Act of 1934) of the party to such merger or consolidation, as the same shall have existed immediately prior to such merger or consolidation; (iii) the Bank shall sell substantially all of its assets to another bank or corporation which is not a wholly owned subsidiary; or (iv) a person, within the meaning of Section 3(a)(9) or of Section 13(d)(3) (as in effect on the date hereof) of the Securities Exchange Act of 1934, shall acquire 25% or more of the outstanding voting securities of the Bank (whether directly, indirectly, beneficially or of record). For purposes hereof, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(i) (as in effect on the date hereof) pursuant to the Securities Exchange Act of 1934.

         1.5 CAUSE. The term "Cause" shall mean any act of embezzlement, fraud, breach of fiduciary duty, dishonesty, deliberate or repeated disregard of the policies and rules of the Bank as adopted by the Board of Directors or a Committee thereof, egregious conduct resulting in the violation of any banking statues or regulations, gross negligence adversely impacting the Bank or any other willful misconduct relating to the Executive's duties.

                                   ARTICLE 2.

         2.1 EMPLOYMENT. The Bank agrees to employ the Executive in such capacity as the Bank may determine from time to time. The Executive will continue in the employ of the Bank


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in such capacity and with such duties and responsibilities as may be assigned to him, and with such compensation as may be determined from time to time by the Board of Directors of the Bank.

         2.2 FULL EFFORTS. Executive shall devote his full business time and efforts to the business and affairs of the Bank or the successor to the Bank by which Executive is then employed pursuant to this Agreement; provided, however, this provision shall not preclude Executive from serving as a director or member of a committee of any other organization involving no conflict of interests with the interests of the Bank, from engaging in charitable and community activities, and from managing his personal investments, provided that such activities do not materially interfere with the regular performance of his duties and responsibilities under this Agreement.

         2.3 FRINGE BENEFIT. The salary continuation benefits provided by this Agreement are granted by the Bank as a fringe benefit to the Executive and are not part of any salary reduction plan or any arrangement deferring a bonus or a salary increase. The Executive has no option to take any current payment or bonus in lieu of these salary continuation benefits.

                                   ARTICLE 3.

         3.1 RETIREMENT. If the Executive shall continue in the employment of the Bank until he attains the age of sixty-eight (68), he may retire from active daily employment as of the first day of the month next following attainment of age sixty-eight (68) or upon such later date as may be mutually agreed upon by the Executive and the Bank ("Retirement Date").

         3.2 PAYMENT. The Bank agrees that upon such Retirement Date it will pay to the Executive the annual sum of Fifty-Thousand Dollars ($50,000), payable monthly on the first day


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 of each month following such Retirement Date for a period of one hundred twenty (120) months; subject to the conditions and limitations set forth in this Agreement.

         3.3. DEATH AFTER RETIREMENT. The Bank agrees that if the Executive dies after the Retirement Date but shall die before receiving the full amount of monthly payments to which he is entitled under this Agreement, the Bank will continue to make such monthly payments to the Executive's designated Beneficiary for the remaining period. If a valid Beneficiary Designation is not in effect, the payments shall be made to the Executive's surviving spouse or, if none, said payments shall be made to the duly qualified personal representative, executor or administrator of Executive's estate.

                                   ARTICLE 4.

         4.1. DEATH PRIOR TO RETIREMENT. In the event the Executive should die while employed by the Bank at any time after the date of this Agreement but prior to his Retirement Date, the Bank shall pay to the Executive's designated Beneficiary a sum equal to the lesser of (i) the Net Insurance Coverage for the appropriate Plan Year set forth in Schedule A (Participant Balance Sheet and Policy Data) or (ii) the vested portion of the retirement benefits in accordance with the provisions of Section 5.1.a. Said amount shall be paid to the Executive's designated Beneficiary in a lump sum within three (3) months of the Executive's date of death. If a valid Beneficiary Designation is not in effect, the payments shall be made to the Executive's surviving spouse or, if none, said payments shall be made to the duly qualified personal representative, executor or administrator of Executive's estate. Provided, however, that anything hereinabove to the contrary notwithstanding, no death benefit shall be payable hereunder if it is determined that the Executive has made any material misstatement of fact on any application for life insurance purchased by the Bank.


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         4.2. DISABILITY PRIOR TO RETIREMENT. In the event the Executive should become disabled while actively employed by the Bank at any time after the date of this Agreement but prior to his Retirement Date, the Executive shall be vested in the amount to be determined in accordance with Section 5.1.a. Said amount shall be paid to the Executive in a lump sum within three
(3) months of the determination of disability. Said payment shall be in lieu of any other retirement or death benefit under this Agreement.

                                   ARTICLE 5.

         5.1 TERMINATION OF EMPLOYMENT. The Bank reserves the right to terminate the employment of the Executive at any time prior to his Retirement Date. In the event that Executive's retirement is terminated for cause, as defined above, then Executive shall not be entitled to any benefits pursuant to this Agreement. In the event that the employment of the Executive shall terminate prior to the Executive's Retirement Date, other than by reasons of Executive's disability or death, then this Agreement shall terminate upon the date of such termination of employment. Provided, however, that in the event of termination prior to the Executive's Retirement Date, other than by reasons of Executive's disability, death or cause, then Executive shall be entitled to the benefits described below under the following circumstances.

                        a. The Executive will be considered to be vested in
                           40% of the retirement benefit payments described in
                           Section 3.2 of this Agreement after four (4) years from the Executive's date of employment. The Executive shall become vested thereafter in an additional 30% of said retirement benefit payments for each full succeeding year thereafter that Executive remains an employee of the Bank and shall be fully vested after six (6) continuous


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                           years from the Executive's date of employment.
                           If the Executive is employed by the Bank for a period of less than four (4) continuous years, the Executive shall not be considered to be vested in any benefit hereunder and shall be entitled to no benefits under this Agreement. If the Executive's employment is terminated under the provisions of Section 5.1, the Bank will pay Executive's vested amount upon the terms and conditions provided in this Agreement and upon Executive attaining age sixty-eight
                           (68).

                        b. Anything hereinabove to the contrary
                           notwithstanding, if the Executive is not fully vested in the amount set forth in Schedule A, he will become fully vested in said amount in the event of a Change of Control of the Bank and Executive shall be entitled to the full amount set forth in Schedule A, upon the terms and conditions thereof, if termination of employment thereafter occurs under this Section 5.1.

                                   ARTICLE 6.

         6.1 TERMINATION OF AGREEMENT BY REASON OF CHANGE IN LAW. The Bank is entering into this Agreement upon the assumption that certain existing tax laws will continue to be effective in substantially their current form. In the event of any changes in such federal laws, which materially affect this Agreement, the Bank shall have an option to terminate or modify this Agreement. Provided, however, that the Executive shall be entitled to at least the same amount as she would have been entitled to under Section 4.2 relating to disability. The payment of said amount shall be made upon such terms and conditions and at such time as the Bank shall determine, but in no event commencing later than the Executive's Retirement Date.


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                                   ARTICLE 7.

         7.1 NONASSIGNABLE. Neither the Executive, his spouse, nor any other beneficiary under this Agreement shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify, or otherwise encumber in advance any of the benefits payable hereunder, nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony or separate maintenance, owed by the Executive or his beneficiary or any of them, or be transferable by operation of law in the event of bankruptcy, insolvency or otherwise.
                                   ARTICLE 8.

         8.1. CLAIMS PROCEDURE. The Bank shall notify the Executive or Executive's beneficiary in writing, within sixty (60) days of written application for benefits, of eligibility or non-eligibility for benefits under the Agreement. If the Bank determines that the Executive or Executive's beneficiary is not eligible for benefits or full benefits, a notice shall be sent setting forth: (1) the specific reasons for such denial; (2) a specific reference to the provisions of the Agreement on which the denial is based;
(3) a description of any additional information or material necessary for the claimant to perfect his claim, and a description of why it is needed; and (4) an explanation of the Agreement's claim review procedure and other appropriate information as to the steps to be taken if the Executive or Executive's beneficiary wishes to have the claim reviewed. If the Bank determines that there are special circumstances requiring additional time to make a decision, the Bank shall notify the Executive or Executive's beneficiary of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to one additional period of up to sixty (60) days.


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         8.2 REVIEW PROCEDURE. If Executive or Executive's beneficiary is determined by the Bank not to be eligible for benefits, or if the Executive or Executive's beneficiary believes that she is entitled to greater or different benefits, the Executive or Executive's beneficiary shall have the opportunity to have such claim reviewed by the Bank by filing a petition for review with the Bank within sixty (60) days after receipt of the notice issued by the Bank. Said petition shall state the specific reasons which the Executive or Executive's beneficiary believes, entitle him to benefits or to greater or different benefits. Within sixty (60) days after receipt by the Bank of the petition, the Bank shall afford the Executive or Executive's beneficiary (and counsel, if any) an opportunity to present her position to the Bank orally or in writing, and the Executive or Executive's beneficiary (or counsel) shall have the right to review the pertinent documents. The Bank shall notify the Executive or Executive's beneficiary of its decision in writing within the sixty (60) day period, stating specifically the basis of its decision, written within the sixty (60) day period, stating specifically the basis of its decision, written in a manner calculated to be understood by the Executive or Executive's beneficiary and the specific provisions of the Agreement on which the decision is based. If, because of the need for a hearing, the sixty (60) day period is not sufficient, the decision may be deferred for one additional period of up to sixty (60) days at the election of the Bank, but notice of this deferral shall be given to the Executive or Executive's beneficiary.

                                   ARTICLE 9.

         9.1. UNSECURED GENERAL CREDITOR. The Executive's rights are limited to the right to receive payments as provided in this Agreement and the Executive's position with respect thereto is that of a general unsecured creditor of the Bank.

                                   ARTICLE 10.


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         10.1. REORGANIZATION. The Bank shall not voluntarily engage in a
Change of Control of the Bank unless and until such succeeding or continuing corporation, bank, firm, or person agrees to assume and discharge the obligations of the Bank under this Agreement. Upon the occurrence of such event, the term "Bank" as used in this Agreement shall be deemed to refer to such successor or survivor corporation, bank, firm or person.

                                   ARTICLE 11.

         11.1. NOT A CONTRACT OF EMPLOYMENT. This Agreement shall not be deemed to constitute a contract of employment between the parties hereto, nor shall any provision hereof restrict the right of the Bank to discharge the Executive, or restrict the right of the Executive to terminate his employment.

                                   ARTICLE 12.

         12.1. LIQUIDATED DAMAGES. The parties hereto, before entering into this Agreement, have been concerned with the fact that substantial damages will be suffered by Executive in the event that the Bank shall fail to perform according to this Agreement. In the event of nonperformance by the Bank for a period of thirty (30) days or more from the time any such payment was scheduled to be made pursuant to this Agreement, Executive shall immediately be entitled to liquidated damages equal to one and one-half (1-1/2) times the remaining payments due to Executive under this Agreement. This provision shall not be applicable in the event that such nonpayment is the result of prohibition of such payment by law, regulation or order of a banking regulatory agency.

                                   ARTICLE 13.

         13.1. SUCCESSORS AND ASSIGNS; ASSIGNMENT. The rights and obligations of this Agreement shall be binding upon and inure to the benefit of the successors, assigns, heirs and


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personal representatives of the parties hereto. Executive may not assign this
Agreement or any of Executive's rights hereunder except with the prior written consent of the Bank.

         13.2. SEVERABILITY. If any provision of this Agreement, as applied to either party or to any circumstance, is judged by a court to be void or unenforceable, in whole or in part, the same shall in no way affect any other provision of this Agreement, the application of such provision in any other circumstances, or the validity or enforceability of this Agreement.

         13.3. APPLICABLE LAW; JURISDICTION AND VENUE. This Agreement and all matters or issues collateral hereto shall be governed by the laws of the State of California applicable to contracts performed entirely therein. Executive and Bank each consent to the jurisdiction of, and any action concerning this Agreement shall be brought and tried in, the United States District Court for the Eastern District of California or the Superior or Municipal Court for the County of Merced.

         13.4. WAIVER. A waiver by either party of any of the terms or conditions of this Agreement in any one instance shall not be deemed or construed to be a waiver of such terms or conditions for the future, or of any subsequent breach thereof. All remedies, rights, undertakings, obligations, and agreements contained in this Agreement shall be cumulative, and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement of either party.

         13.5. ATTORNEY'S FEES. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs


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incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

         13.6. HEADINGS. The headings in this Agreement are for convenience only and shall not in any manner affect the interpretation or construction of the Agreement or any of its provisions.

         13.7. NOTICE. Any notice or other communication to be given under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if personally served, or if mailed, upon deposit in the United States mail, first class postage prepaid, express or certified, return receipt requested, and properly addressed to the parties as follows: if to Executive at his last address shown in the Bank's records; if to Bank:

                            County Bank
                            550 West Main Street
                            Merced, California 95340
                            Attn:  Chairman

Either party may designate a new address for purposes of this Section 13.7 by giving the other notice of the new address as provided herein.

         IN WITNESS WHEREOF, the Bank has caused this Agreement to be duly executed by its proper officer and the Executive has hereunto set his hand at Merced, California, the day and year first above written.

COUNTY BANK                                      EXECUTIVE

By:
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                                                 [Name]

Its:
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